UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, the Board of Directors (the “Board”) of Viasat, Inc. (the “Company”) appointed Barbara Frenkel as a director. Ms. Frenkel will serve as a Class I director, with an initial term expiring at the Company’s 2027 annual meeting of stockholders. With the appointment of Ms. Frenkel, the Board now consists of eight members, six of whom are independent directors.

Ms. Frenkel, 62, has held various roles at Porsche AG since 2001. Most recently, she served as a member of the Executive Board – Procurement from August 2021 to August 2025. From January 2019 to August 2021, Ms. Frenkel served as a member of the Supervisory Board, and she previously served as Vice President, European Region; Vice President, Network Management and Development; Director, Global Sales Training; and Director, Quality Systems and Methods. She has also been responsible for sustainability activities at Porsche AG. Ms. Frenkel earned a vordiplom from Universitat Bayreuth in Chemistry and a diploma from Leibniz University Hannover in Rubber Technology.

Ms. Frenkel will be compensated under the Company’s non-employee director compensation policy as in effect from time to time. Ms. Frenkel will also enter into the Company’s standard form of director and officer indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: November 19, 2025	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel

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